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                                                                       Exhibit 5


                        [Cozen and O'Connor LETTERHEAD]

                               December 22, 1998

SubMicron Systems Corporation
6330 Hedgewood Drive, No. 150
Allentown, PA 18106

            Re:      SubMicron Systems Corporation --
                     Registration Statement on Form S-8
                     Relating to SubMicron Systems Corporation
                     Amended and Restated 1991 Stock Option Plan,
                     1994 Employee Stock Purchase Plan and 1997
                     Stock Option Plan for Non-Employee Directors

Ladies and Gentlemen:

         As counsel to SubMicron Systems Corporation (the "Company"), we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 4,600,000 shares (the "Shares") of the Company's Common Stock, $.0001 par value (the "Common Stock"), as follows: an additional 3,500,000 shares of Common Stock that may be issued under the SubMicron Systems Corporation Amended and Restated 1991 Stock Option Plan (the "1991 Plan"), an additional 500,000 shares of Common Stock that may be issued under the Company's 1994 Employee Stock Purchase Plan (the "1994 Plan") and 600,000 shares of Common Stock that may be issued under the Company's 1997 Stock Option Plan for Non-Employee Directors (together with the 1991 Plan and 1994 Plan, the "Plans").

         In connection therewith, we have examined the Company's Certificate of Incorporation, as amended, By-Laws, as amended, and such corporate records and other documents as we have deemed appropriate. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.
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SubMicron Systems Corporation
December 22, 1998
Page  2

         Based upon the foregoing examination, information and assumptions, it is our opinion that the Shares to be offered under the Plans are duly authorized and, when issued and sold to the participants pursuant to the terms of the respective Plans, the Shares will be legally issued, fully paid and non-assessable.

         We hereby expressly consent to the inclusion of this opinion as an exhibit to the Registration Statement.

                                               Very truly yours,


                                               Cozen and O'Connor